Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that I, **ANNALISA JENKINS,** residing at 3 Palmer Square West, Apartment D, Borough of Princeton, County of Mercer, State of New Jersey, do hereby constitute and appoint **JEFFREY D. DuFOUR** and **BETH C. PARKER,** with mailing addresses care of The Hermes Group, LLP, 4390 US Route 1, Princeton, New Jersey 08543, jointly and severally, as my true and lawful attorneys-in-fact, (sometimes referred to as my "attorney") for me and in my name, place and stead, giving unto said **JEFFREY D. DuFOUR** and **BETH C. PARKER,** jointly and severally, full power to do and perform all and every act that I may legally do through an attorney-in-fact, and every proper power necessary to carry out the purposes for which this power is granted:

1. <u>Possession of personal property</u>. To ask, demand, sue for, recover and receive all manner of goods, chattels, debts, rents, interest, sums of money and demands whatsoever, due or hereafter to become due and owing or belonging to me in any amount, and to make, give and execute acquittance, receipts, releases or other discharges for the same, whether under seal or otherwise.

2. <u>Bank accounts</u>. To continue or open in my name, bank accounts (savings, money market, certificates of deposit, or checking), in any state or national bank, savings and loan association, or other similar institution, and in connection with any such account or accounts:

(a) To cause checks and moneys to be deposited to my credit therein,

(b) To endorse my name upon any checks or other instrument of payment made payable to me, for the purpose of depositing the same therein,

(c) To withdraw funds therefrom, and for that purpose to execute and deliver drafts, withdrawal certificates, checks, or other instruments of payment drawn thereon.

3. <u>Banking transactions</u>. To conduct banking transactions as set forth in section 2 of P.L. 1991, c. 95 (C. 46:2B-11), of New Jersey.

4. <u>Securities</u>. With respect to securities and payments:

(a) To open and maintain a securities account with any established brokerage or securities firm.

(b) To sell any and all shares of stock, bonds or other securities now or hereafter belonging to me and to make, execute and deliver any assignment or assignments of any such shares of stock, bonds or other securities. Such sales may be made at such price or prices and upon such terms as my attorney shall find satisfactory, and no person dealing with my

attorney shall be required to question the propriety of the attorney's action or to see to the application of the proceeds of any such sale.

(c) To purchase any and all shares of stock, bonds or other securities which my attorney shall deem proper, including specifically the power to acquire any so-called "non-legal" or "prudent" investments and specifically the power to acquire any United States Treasury obligations (commonly called "flower bonds") which can be used at par to pay the Federal Estate Tax; to cause such securities to be issued in my name, in bearer form, or in what is commonly known as "street" name. No person dealing with my attorney shall be required to question the propriety of the attorney's action or to see to the application of the proceeds of any such purchase.

(d) To vote as my proxy upon all securities of any corporation held or owned by me, at any meeting of stockholders of any corporation, and in particular, but without in any way limiting the generality of the foregoing, to vote on any and all corporate matters, including matters pertaining to the dissolution, merger, consolidation and reorganization of any such corporation, as fully as I might do were I personally present; to consent or dissent, as my attorney shall deem proper, to or from any corporate action.

(e) To purchase or acquire, to receive, deposit, hold or cash, and to sell or redeem obligations of all kinds, issued by the United States of America, including without limitation, payments from Social Security, Medicare or any other government program or agency.

5. Real and personal property. To maintain, repair, improve, manage, insure, rent, lease, grant, bargain, sell, exchange, option, convey, grant easements or licenses, mortgage, encumber, hypothecate, and contract for all of the foregoing, and in any way or manner deal with all or any part of any real or personal property whatsoever, tangible or intangible, or any interest therein, that I now own or may hereafter acquire, for me, in my behalf, and in my name; and to effect any or all of the above-described transactions to any persons, firms or entities for such price or prices, and on such terms and conditions as my attorney may deem proper, and in my name to make, execute, acknowledge and deliver a good and sufficient deed or deeds of conveyance or other instrument or instruments necessary to effect such transactions; and to ask for, demand, sue for, collect, recover and receive all monies which may become due and owing to me by reason of such transaction.

6. Business enterprises. With respect to any business enterprise in which I may have an interest as sole proprietor, shareholder, partner or otherwise:

(a) To take all steps and remedies necessary and proper for the conduct and management of my affairs and business and for the recovery, receiving, obtaining and holding possession of any lands, tenements, rents or real estate, goods and chattels, debts, interest, demands, duties, sum or sums of money or any other thing whatsoever, that is or shall be by my said attorney thought to be due, owing, belonging to or payable to me in my own right or otherwise.

(b) To act on my behalf as a partner of any partnership or partnership association, or as a general or limited partner of any limited partnership, in which I may have an interest, and to participate in its affairs, including, without limitation, the dissolution thereof; and to become a member of any partnership (as general or limited partner, or both) and to participate in its affairs, including, without limitation, the dissolution thereof.

(c) To enter into buy-sell agreements and to cause life insurance to be applied for and maintained.

7. Litigation and settlement of claims. To prosecute, defend, settle, adjust, or compromise, all actions, suits, claims or demands whatsoever that are now or may hereafter be pending between me and any person, firm or corporation, in such manner and in all respects as my attorney shall think proper.

8. Safe deposit boxes. To enter any safe deposit box, vault or other storage area leased by me alone or in conjunction with any other person, to sign such documents as may be necessary to gain access to same, and to examine, remove and keep the contents of same as fully as I could if I were present. Also to terminate the rental contract and close the box.

9. Gifts. To complete charitable contributions; and to make such sales, gifts, or assignments of my personal property (tangible or intangible) and real estate to my family members in any degree, from time to time upon such terms and conditions, if any, and for such reasons as my attorney shall deem proper.

10. Retirement plans. To the extent and as may be permitted by the terms of any qualified or non-qualified retirement plan or account of which I may be a participant or beneficiary, to make contributions to my IRA or qualified plan on my behalf, make a rollover transfer transaction, make investment decisions regarding assets in said accounts, to make or elect any option or manner of payment or withdrawal of funds from any pension, profit sharing, IRA or other retirement plan, as a lump sum, annuity, either survivor or joint and survivor, minimum required distribution, or such other form of payment as may be permitted, and to execute and deliver any document or writing required to accomplish such election and withdrawal or payment, and to waive any rights which I might have as a non-employee spouse, civil union partner or domestic partner, and only in the event there are no surviving beneficiaries designated by me, to designate or change the beneficiary designation on any such plan, provided however, that the agent himself cannot be such new beneficiary unless the agent is a spouse, civil union partner or domestic partner, child, grandchild, parent, brother or sister of the principal.

11. Trusts. To fund on my behalf any revocable or irrevocable trust established by me and under which I have the power to amend or revoke any such trust and to amend any irrevocable trust as and if permitted by the terms thereof; and to exercise any power granted to me in any trust, regardless of whether I am the sole beneficiary thereof or one of a number of beneficiaries; to transfer, gift or assign so much or all of my personal property and real estate to any revocable or irrevocable trust of which I am the Grantor. Such assignment, gift or transfer

shall be made upon such terms and conditions, if any, and for such reasons as my attorney shall deem proper.

12. Disclaimers. To disclaim, renounce, and forever refuse to accept any and all interest and benefit in and to any property interest to which I may now be or hereafter become entitled, whether such property interest would otherwise pass to me under Will, by intestacy or by operation of law.

13. Borrowing and lending. To borrow money in my name and for and on my behalf at any time or from time to time, and if my attorney deems it advisable, to mortgage or encumber any real estate owned or to be owned by me or to pledge or grant a security interest in and to any personal property owned or to be owned by me, under such terms and conditions and for such periods of time as my attorney may deem advisable; to loan or invest money or other of my property to such persons and under such terms and conditions as my attorney shall deem proper; and to secure such loans or investments in such manner as my attorney may deem advisable.

14. Insurance (including annuities). To procure and maintain insurance of every kind and character (including annuities) in order to protect me and my attorney, and any property belonging to me, from loss, injury, damage, liability and the like; to procure and maintain insurance on my life (including annuities) in order to provide proceeds upon my death to such beneficiary or beneficiaries as are named by my attorney from among my attorney, spouse, civil union partner or domestic partner, estate and family members in any degree; to pay premiums for any such insurance (including annuities); to convert policies to "Paid Up" status, to surrender policies for their cash value, and to transfer ownership or change beneficiary designations.

15. Health and personal care. To do all acts necessary for my maintenance, health, and personal care which my attorney may deem necessary under the circumstances, including arranging for my admission to or becoming a resident of a continuing care facility, an assisted living facility or a nursing home. This paragraph 15 is not intended to constitute an advance health care directive or "living will," or the appointment of a health care agent, as authorized by statute. In the event that it is determined that I need to be placed in a nursing home or need long term care, I direct that all costs of such care shall be paid solely from my personal assets.

16. Tax matters. To prepare, execute and file all tax returns and reports required by any federal, state or municipal authority, or any agency thereof, and to contest or review by legal proceedings, or in such other manner as my attorney shall deem advisable, any tax or assessment levied or imposed against or upon me or any property in which I may have an interest, and to settle, adjust and compromise any liability or any tax due to any federal, state or municipal authority, or any agency thereof, upon such terms and conditions as my attorney shall think fit; to make statutory elections under federal, state, municipal or other tax laws; to handle all Federal and State tax matters, including but not limited to the execution of IRS Form 2848 (or such form as may replace it in the future), and to perform any and all acts with respect to Federal and State tax matters.

17. Payment of debts. To pay all debts owing by me at any time or times.

18. Contracts. To enter into, make, sign, execute and deliver, acknowledge and perform any contract, agreement, writing or thing that may, in the opinion of my attorney, be necessary or proper to be entered into, made or signed, sealed, executed, delivered, acknowledged or performed.

19. Fiduciary office. To the extent not prohibited by law or governing instrument, to effect my renunciation of or resignation from any fiduciary office or position to which I am nominated or that I now hold or in the future shall hold, including without limitation that of executor, administrator, trustee, conservator, guardian, partner, or corporate or unincorporated association director or officer, and to name successors (including himself/herself) to the offices or positions vacated by such resignations, all upon such terms and conditions as my attorney shall deem proper.

20. Employment of assistants. To employ assistants, including but not limited to clerical and stenographic persons, and to retain accountants, lawyers and other professionals, and to pay reasonable compensation and fees thereto.

21. Elective share. To claim an elective share of the estate of my deceased spouse, civil union partner or domestic partner as permitted by New Jersey Statutes 3B:8-1 et seq.

22. Attorney-client privilege. To waive attorney-client and other similar privileges if my attorney-in-fact determines waiver of the same necessary in order to facilitate consultations between my attorney-in-fact and my attorney-at-law and other advisors.

23. Government entitlements. To take any action necessary to qualify me for any government entitlements for which I may be eligible, such as (but not by way of limitation) Medicare, Medicaid, Social Security Administration benefits, or supplemental Social Security.

24. Motor Vehicles. To apply for a Certificate of Title upon, and endorse and transfer title thereto, for any automobile, truck, pickup, van, motorcycle or other motor vehicle, and to represent in such transfer assignment that the title to said motor vehicle is free and clear of all liens and encumbrances except those specifically set forth in such transfer assignment.

THIS POWER OF ATTORNEY IS ALSO SUBJECT to the following provisions:

25. Conflict of interest. All powers are herein granted notwithstanding that certain transactions authorized herein may inure to the benefit of my attorney and consequently, may be affected by a substantial conflict of interest on the part of my attorney.

26. Compensation of Attorney. Unless otherwise waived (in writing), my Attorney, including Successor Attorneys, shall be reasonably compensated for actual time spent managing my affairs and attending to monetary or property transactions. My Attorney's

compensation shall be the greatest of: a) three times the legal minimum wage where the services are performed, b) the customary or statutory rate of compensation for court-appointed fiduciaries in the local court system, c) the customary or standard billing rate for commercial businesses that provide comparable services to individuals or households, or d) the Attorney's customary billing rate if the Attorney's business or profession includes providing fiduciary services. My Attorney shall be reimbursed for all expenses, including, but not limited to, meals, lodging, travel, etc for visiting me and managing my affairs.

27. Durability. All acts done by my attorney pursuant to the power herein granted during any period of my disability or incompetence or uncertainty as to whether I am alive or dead shall have the same effect and inure to the benefit of and bind me, my heirs, devisees, and personal representatives as if I were alive, competent, and not disabled. This Power of Attorney is a Durable Power of Attorney and shall not be affected by the subsequent disability or incapacity of the principal, or lapse of time, as provided in C. 46:2B-8.1 et seq., Chapter 109 of the Laws of 2000 of the State of New Jersey, as amended.

28. Governing Law. This instrument is executed and delivered in the State of New Jersey, and the laws of the State of New Jersey shall govern all questions as to the validity of this power and the construction of its provisions.

29. No duty to inquire. No person shall be required to inquire as to the circumstances of the issuance or use of this instrument or as to the disposition of any proceeds paid to my attorney based on this instrument and third parties may rely upon the representations of my attorney as to all matters relating to any power granted to my attorney.

30. General powers not restricted. The enumeration of specific terms, rights, acts or powers herein is not intended to nor does it limit or restrict, and is not to be construed or interpreted as limiting or restricting, the general powers herein granted to said attorney.

31. Guardianship. If a guardian of my person or estate should for any reason be appointed, I nominate my attorney as guardian, it being my considered belief that it will be in my best interest that said person serve as my guardian.

32. Headings. Paragraph headings herein are for convenience only and shall not be construed to limit or enlarge the text thereof.

33. Counterparts. This instrument may be executed in several counterparts, and each such counterpart, as well as each copy of this instrument that is certified as a true copy by an attorney at law of New Jersey or by a Notary Public of the place where certified, shall be valid and effective in all respects as a duly executed original thereof.

34. Revocation of previously executed powers of attorney. I hereby revoke, annul and cancel any and all general powers of attorney previously executed by me, if any, and the same shall be of no further force or effect. However, I do not intend in any way in this

instrument to affect, modify, or terminate any special, or limited power or powers of attorney I previously may have granted.

35. Resignation of agent. Any agent serving hereunder may resign at any time without prior approval of any court, by delivering a written notice of resignation personally or by certified mail to me, or in the event of my incapacity to:

(a) a conservator or guardian for me, if any has been appointed;

(b) to any co-agent serving hereunder; or

(c) to the designated successor agent.

The resignation shall become effective thirty (30) days after the date of the said notice or the date specified in the notice, whichever first occurs. Upon any such resignation the agent shall deliver to the successor agent or agents any and all financial records, statements or other materials pertaining to the agency. Any successor agent or agents so appointed shall have the same rights, powers, duties and obligations hereunder as if originally named herein as agent(s).

36. Successors. In the event both **JEFFREY D. DuFOUR** and **BETH C. PARKER** shall fail or cease to serve as my attorneys-in-fact for any reason, then I constitute and appoint my brother, **RICHARD JUDD**, as my attorney-in-fact, to have all the same powers, rights, authority and discretion as conferred upon **JEFFREY D. DuFOUR** and **BETH C. PARKER**.

The notarized certification in the form attached, of any designated successor that the previously appointed person has failed or ceased to serve shall be sufficient authority and proof that the successor is authorized to act pursuant to this document.

37. Diminished Capacity of my Attorney. Any person nominated to serve as Successor Attorney may, at any time, by written notification to any then acting Attorney, request said then acting Attorney to obtain and deliver the written certification of two (2) board certified physicians, at least one of whom is the then acting Attorney's primary care physician, attesting to the then acting Attorney's mental capacity and his ability to govern himself, manage his affairs and fulfill his fiduciary responsibilities. If the aforesaid physicians' certifications indicate that the then acting Attorney lacks sufficient mental capacity and the ability to govern himself, manage his affairs and fulfill his fiduciary responsibilities, then he shall immediately be deemed to have resigned as Attorney upon receipt of said physicians' certifications. If the then acting Attorney fails or refuses to obtain and deliver the written certifications from two physicians within sixty (60) days of his receipt of the aforesaid written request of any person nominated to serve as Successor Attorney, then he shall immediately be deemed to have resigned as Attorney upon the sixtieth (60th) day following the date of notification. Upon the deemed resignation of the Attorney either due to physicians' determination of diminished mental capacity or for failure to obtain and deliver written certifications of two physicians as aforesaid, the Successor Attorney provisions shall apply.

GIVING AND GRANTING unto my said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do if personally present, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 3rd day of March, 2010.

_______________ (L.S.)
ANNALISA JENKINS

Signed, Sealed and Delivered
in the Presence of

____
WITNESS

STATE OF NEW JERSEY)
: ss.
COUNTY OF MERCER)

BE IT REMEMBERED, that on this 3 day of March, 2010, before me the subscriber, a Notary Public of the State of New Jersey, personally appeared **ANNALISA JENKINS,** who I am satisfied is the person named herein and who executed the within instrument, and she did thereupon acknowledge to me that she signed, sealed and delivered the same as her act and deed for the uses and purposes therein expressed.

____
JOYCE E. JONES
A NOTARY PUBLIC OF NEW JERSEY
MY COMMISSION EXPIRES JULY 28, 2011

Specimen Signature of
Attorney-in-Fact:

____
ANNALISA JENKINS

By: _______________
JEFFREY D. DuFOUR,
Attorney-in-Fact

Specimen Signature of
Attorney-in-Fact:

____
ANNALISA JENKINS

By: _______________
BETH C. PARKER,
Attorney-in-Fact

This will certify that both **JEFFREY D. DuFOUR** and **BETH C. PARKER** have, as of this date, failed or ceased to serve as attorneys-in-fact and that the undersigned designated successor attorney-in-fact is now acting pursuant to this document.

Dated:____________________

____
RICHARD JUDD

Sworn and Subscribed to
Before Me this ____ day
of ________________, 200___.

____

Notary Public of New Jersey
My Commission Expires:_________

Specimen Signature of
Attorney-in-Fact:

____
ANNALISA JENKINS

By: ____________________________
RICHARD JUDD,
Attorney-in-Fact